[Letterhead of Rogoff & Company, P.C.]

Consent of Auditors

We, Rogoff & Company, P.C., hereby consent to the use of our report dated August 7, 2000 relating to the audited financial statements for the period from inception (August 11, 1999) to July 31, 2000 of Inventoy.Com, Inc. to be filed with the Securities and Exchange Commission.


                                          /s/ ROGOFF & COMPANY, P.C.


                                          -------------------------------------
Rogoff & Company, P.C.
New York, New York
June 28, 2001